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                          LETTER TO BROKERS, DEALERS,
                       COMMERCIAL BANKS, TRUST COMPANIES
                               AND OTHER NOMINEES
                               OFFER TO EXCHANGE
                       0.3424 OF A SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHT TO PURCHASE PREFERRED STOCK)

                                       OF
                         QUEST DIAGNOSTICS INCORPORATED
                                       OR
                                 $19.10 IN CASH
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                               UNILAB CORPORATION
SUBJECT, IN EACH CASE, TO THE PRORATION AND ELECTION PROCEDURES DESCRIBED IN THE
                                   PROSPECTUS
              AND THE RELATED LETTER OF ELECTION AND TRANSMITTAL.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 3, 2003, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED
 PURSUANT TO THIS OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF
                                   THE OFFER.

                                                                January 21, 2003

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been engaged by Quest Diagnostics Newco Incorporated ("Purchaser"), a Delaware corporation and a wholly owned subsidiary of Quest Diagnostics Incorporated, a Delaware corporation ("Quest Diagnostics"), to act as Dealer Manager in connection with Purchaser's offer to exchange each outstanding share of common stock, par value $.01 per share (the "Shares"), of Unilab Corporation, a Delaware corporation (the "Company"), for (i) 0.3424 of a share of common stock, par value $.01 per share, of Quest Diagnostics ("Quest Diagnostics Shares"), or (ii) $19.10 in cash, without interest, at the election of the holder of Shares and upon the terms and subject to the conditions set forth in the Prospectus, dated August 6, 2002, and as amended and supplemented by Prospectus Supplement No. 1 (the "Prospectus"), and the related Letter of Election and Transmittal (which, together with the Prospectus and any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith.

     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 2, 2002, and amended as of May 13, 2002, June 20, 2002, September 25, 2002 and January 4, 2003 (as amended, the "Merger Agreement"), among Quest Diagnostics, Purchaser and the Company. The Merger Agreement provides, among other things, that following completion of the Offer and the satisfaction or, if permissible, waiver of all conditions set forth in the Merger Agreement, and in accordance with the Delaware General Corporation Law ("Delaware Law"), the Company will be merged with and into Purchaser or, depending on certain tax matters, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the
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Company's treasury or Shares held by Quest Diagnostics, Purchaser or any wholly owned subsidiary of Quest Diagnostics or Purchaser, or Shares held by any stockholder that has perfected appraisal rights, if available) will be cancelled and converted into 0.3424 of a Quest Diagnostics Share, upon the terms and conditions of the Merger Agreement. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (I) THERE HAVING BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE PROSPECTUS) OF THE OFFER THAT NUMBER OF SHARES WHICH CONSTITUTES AT LEAST 50.1% OF THE AGGREGATE NUMBER OF OUTSTANDING SHARES ON A FULLY DILUTED BASIS (AS THOUGH ALL OPTIONS EXERCISABLE FOR SHARES HAD BEEN CONVERTED, EXERCISED OR EXCHANGED) AND (II) THE FEDERAL TRADE COMMISSION HAVING PROVISIONALLY APPROVED THE CONSENT DECREE REFLECTING, AMONG OTHER THINGS, THE TRANSACTIONS CONTEMPLATED BY THE ASSET PURCHASE AGREEMENT WITH RESPECT TO THE SALE BY QUEST DIAGNOSTICS TO THE PURCHASER THEREUNDER OF CERTAIN OF QUEST DIAGNOSTICS' ASSETS LOCATED IN NORTHERN CALIFORNIA. THE OFFER IS ALSO SUBJECT TO OTHER CONDITIONS. SEE "THE OFFER -- CONDITIONS TO THE OFFER" IN THE PROSPECTUS.

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  Prospectus, dated August 6, 2002;

          2.  Prospectus Supplement No. 1, dated January 21, 2003;

          3. The Letter of Election and Transmittal for use in accepting the Offer, as amended and supplemented by Prospectus Supplement No. 1, tendering Shares, electing to receive either cash or Quest Diagnostics Shares in exchange for Shares and for the information of your clients. Facsimile copies of the Letter of Election and Transmittal with manual signature(s) may be used to tender Shares;

          4. The Notice of Guaranteed Delivery to be used to accept the Offer, as amended and supplemented by Prospectus Supplement No. 1, if certificates evidencing Shares are not immediately available or if such certificates and all other required documents cannot be delivered to Computershare Trust Company of New York (the "Offer Exchange Agent") prior to the expiration date or if the procedures for book-entry transfer cannot be completed prior to the expiration date;

          5. A letter to stockholders of the Company from Robert E. Whalen, Chairman, President and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

          6. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          8.  A return envelope addressed to the Offer Exchange Agent.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, FEBRUARY 3, 2003, UNLESS THE OFFER IS EXTENDED.

     Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), Purchaser will accept for exchange Shares that are validly tendered prior to the expiration of the Offer and not theretofore properly withdrawn when, as and if Purchaser gives oral or written notice to the Offer Exchange Agent of Purchaser's acceptance of such Shares for exchange pursuant to the Offer. In all cases, payment for Shares accepted for exchange pursuant to the Offer will be made only after timely receipt by the Offer Exchange Agent of
(i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Offer Exchange Agent's account at the Book-Entry Transfer Facility (as defined in the Prospectus), with any required signature guarantees), (ii) a Letter of Election and Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an agent's message (as defined in the Prospectus) and (iii) all other required documents.

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     If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents or to complete the procedures for delivery by book-entry transfer prior to the expiration date of the Offer, a tender may be effected by following the guaranteed delivery procedures described in "The Offer -- Procedures for Tendering and Electing -- Guaranteed Delivery" in the Prospectus.

     Neither Quest Diagnostics nor Purchaser will pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager, the Offer Exchange Agent (as described in the Prospectus) and the Information Agent (as defined below)) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in the Letter of Election and Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to Merrill Lynch & Co. or Georgeson Shareholder Communications Inc. (the "Information Agent") at their respective addresses and telephone numbers set forth on the back cover page of the Prospectus.

     Additional copies of the enclosed material may be obtained from the Information Agent or the Dealer Manager, at their respective addresses and telephone numbers set forth on the back of the Prospectus.

                                         Very truly yours,

                                         MERRILL LYNCH & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF QUEST DIAGNOSTICS, PURCHASER, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE OFFER EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THE FOREGOING IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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